UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 5, 2019
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware		1-9750	38-2478409
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York,	New York		10021
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (212) 606-7000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BID	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Sotheby’s held a Special Meeting of the Stockholders on September 5, 2019 (the “Meeting”).  The number of shares of common stock present at the Meeting was 32,707,205 or 70.17% of the shares of common stock outstanding on August 6, 2019, the record date for the Meeting.  At the Meeting, the following items were submitted to a vote of stockholders.
(1) Proposal to adopt the Agreement and Plan of Merger, dated as of June 16, 2019, as it may be amended from time to time, by and among Sotheby’s, BidFair USA LLC, a Delaware limited liability company (“Parent”), and BidFair MergeRight Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Sotheby’s (the “merger”), with Sotheby’s continuing as the surviving corporation and a wholly owned subsidiary of Parent. The matter was approved with the following vote:

Number of votes FOR	29,889,912
Number of votes AGAINST	1,291,886
Number of votes ABSTAINING	1,525,407
(2) Proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Sotheby’s named executive officers in connection with the merger. The matter was approved with the following vote:

Number of votes FOR	27,973,107
Number of votes AGAINST	3,857,753
Number of votes ABSTAINING	876,345

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
99.1    Press Release of Sotheby's dated September 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	September 5, 2019

Exhibit Index

Exhibit No.    Description

99.1	Press Release of Sotheby's dated September 5, 2019.

101	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.